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Exhibit 4.1

AAF-McQUAY INC.,
as Issuer,
and
IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

INDENTURE
Dated as of February 14, 1996

$125,000,000
8 7/8% Senior Notes Due 2003

CROSS-REFERENCE TABLE

TIA	Section	Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.12
	(a)(4)	N.A.
	(b)	7.8;7.10;10.2
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	10.3
	(c)	10.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6
	(c)	7.6;10.2
	(d)	7.6
314	(a)	4.8;10.2
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5;10.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	10.1

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

ARTICLE V SUCCESSOR CORPORATION
5.1	When Company May Merge, Etc	24
5.2	Successor Entity Substituted	25
ARTICLE VI DEFAULT AND REMEDIES
6.1	Events of Default	25
6.2	Acceleration	26
6.3	Other Remedies	27
6.4	Waiver of Past Default	27
6.5	Control by Majority	27
6.6	Limitation on Suits	27
6.7	Rights of Holders To Receive Payment	28
6.8	Collection Suit by Trustee	28
6.9	Trustee May File Proofs of Claim	28
6.10	Priorities	29
6.11	Undertaking for Costs	29
ARTICLE VII TRUSTEE
7.1	Duties of Trustee	29
7.2	Rights of Trustee	30
7.3	Individual Rights of Trustee	31
7.4	Trustee's Disclaimer	31
7.5	Notice of Defaults	31
7.6	Reports by Trustee to Holders	31
7.7	Compensation and Indemnity	31
7.8	Replacement of Trustee	32
7.9	Successor Trustee by Merger, Etc	32
7.10	Eligibility; Disqualification	33
7.11	Preferential Collection of Claims Against Company	33
ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE
8.1	Termination of Company's Obligations	33
8.2	Legal Defeasance and Covenant Defeasance	34
8.3	Application of Trust Money	36
8.4	Repayment to Company	37
8.5	Reinstatement	37
ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS
9.1	Without Consent of Holders	37
9.2	With Consent of Holders	38
9.3	Compliance with Trust Indenture Act	38
9.4	Revocation and Effect of Consents	38
9.5	Notation on or Exchange of Securities	39
9.6	Trustee To Sign Amendments, Etc	39
ARTICLE X MISCELLANEOUS
10.1	Trust Indenture Act Controls	39
10.2	Notices	40

10.3	Communications by Holders with Other Holders	40
10.4	Certificate and Opinion of Counsel as to Conditions Precedent	40
10.5	Statements Required in Certificate and Opinion of Counsel	40
10.6	Rules by Trustee, Paying Agent, Registrar	41
10.7	Legal Holidays	41
10.8	Governing Law	41
10.9	No Recourse Against Others	41
10.10	Successors	41
10.11	Duplicate Originals	41
10.12	Separability	41
10.13	Table of Contents, Headings, Etc	41
SIGNATURES		42
EXHIBIT A—Form of Security

    INDENTURE dated as of February 14, 1996, between AAF-McQUAY INC., a Delaware corporation, as Issuer (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 8 7/8% Senior Notes Due 2003 of the Company (the "Securities") to be issued as provided for in this Indenture.

    The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1  Definitions.

    "Acquired Indebtedness" means (a) with respect to any Person that becomes a Subsidiary of the Company after the Issue Date, Indebtedness of such Person existing at the time such Person becomes a Subsidiary of the Company, and (b) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person.

    "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated", "controlling" and "controlled" have meanings correlative to the foregoing.

    "Affiliate Transaction" has the meaning ascribed to such term in Section 4.13.

    "Agent" means any Registrar, Paying Agent or co-Registrar.

    "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) or purchase or acquisition of Capital Stock, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

    "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, "assignment or other transfer or disposition to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case, other than inventory in the ordinary course of business and other than transactions which do not exceed $500,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include (x) any disposition of properties or assets of the Company or any Subsidiary of the Company that is governed under and complies with the requirements set forth in Section 5.1, (y) any transfer of property or assets that constitutes an Investment and complies with Section 4.14 or (z) sales of receivables not a part of a sale of the business from which they arose.

    "Asset Sale Offer" has the meaning ascribed to such term under Section 4.12(b)(ii).

    "Asset Sale Payment Date" has the meaning ascribed to such term under Section 4.12(c).

    "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

    "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or, except as used in the definition of "Change of Control," any committee of such Board of Directors authorized to act for it hereunder.

    "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

    "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York City are not required to be open.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalent (however designated and whether voting or non-voting) ownership interests (including, without limitation, partnership interests) of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

    "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-i by Standard & Poor's Corporation or at least P-l by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

    "Change of Control" means (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company, (b) the Company or the Parent is merged or consolidated with or into another corporation (other than a merger or consolidation of the Company with or into the Parent) with the effect that the existing equity holders hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (c) if at any time after the Company or the Parent has publicly traded equity securities, a majority of the Board of Directors of the Company or the Parent shall be replaced, over a two-year period, from the directors who constituted the Board of Directors of the Company or the Parent at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of the Company or the Parent as constituted at the beginning of such period, or (d) a Person or Group of Persons (other than a Permitted Holder or Group of Persons constituting Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the securities of the Company or the Parent representing 50% or more of the combined voting power of the then outstanding securities of the Company or the Parent ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

    "Change of Control Date" has the meaning ascribed to such term in Section 4.15.

    "Change of Control Offer" has the meaning ascribed to such term in Section 4.15.

    "Change of Control Payment Date" has the meaning ascribed to such term under Section 4.15.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction for interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (C) the net cash costs or benefits under all Interest Rate Protection Obligations (including amortization of fees); and (d) the interest portion of any deferred-payment obligations for such period.

    "Consolidated Net Income" means, for any period the aggregate of the net income (or loss) of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any Person in which the Company or any Subsidiary of the Company has a joint interest with a third party (which interest does not cause the net income of such Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or the Subsidiary of the Company, (b) the net income of any Subsidiary of the Company that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income of any Person combined with the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Company or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses (and any related tax effects) and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

    "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) at such date, as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Total Assets" means, with respect to any Person at any date of determination, the aggregate amount of assets of such Person and its Subsidiaries at such date (less applicable depreciation, amortization and other valuation reserves) as determined on a consolidated basis in accordance with GAAP and as set forth or reflected in the Person's most recent consolidated balance sheet.

    "covenant defeasance" has the meaning ascribed to such term in Section 8.2(c).

    "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 1996, among the Company, the financial institutions party thereto, The Bank of Nova Scotia and Bank Bumiputra Malaysia Berhard, New York Branch, as Managing Agents, and The Bank of Nova Scotia, as Administrative Agent, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders.

    "Custodian" has the meaning provided in Section 6.1(b).

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

    "Dollar" or "$" means lawful currency of the United States of America.

    "EBITDA" means, for a period ending at the close of any fiscal quarter, the sum of: (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum of all expenses of the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP for such period in respect of (i) depreciation, (ii) amortization including, without limitation, amortization of capitalized debt issuance costs and goodwill, (iii) Consolidated Interest Expense, (iv) Federal, state and foreign income taxes and (v) any non-cash charges related to compensation.

    "EBITDA Coverage Ratio" means the ratio of (a) EBITDA for the four fiscal quarters immediately preceding the date of the transaction or other circumstances giving rise to the need to calculate the EBITDA Coverage Ratio (the "Transaction Date") to (b) Consolidated Interest Expense calculated on a pro forma basis for such four fiscal quarters. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, "EBITDA" and the items referred to in the preceding clause (b) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period and the assets and liabilities of the Company as of the Transaction Date had been contributed to or assumed by the Company on such first day. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and the items referred to in the preceding -clause (b) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period (it being expressly understood that such calculation shall also give effect on a pro forma basis to any increase or decrease in Consolidated Net Income attributable to such Asset Sale or Asset Acquisition, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period) and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "EBITDA Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be' deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate - annum resulting after giving effect to the operation of such agreements.

    "Event of Default" has the meaning provided in Section 6.1.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

    "Foreign Exchange Agreements" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

    "Foreign Subsidiary" means any Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined in accordance with GAAP) of which are located or derived from operations located in jurisdictions outside the United States of America.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

    "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

    "incur" means, with respect to any Indebtedness, to directly or indirectly create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of any such Indebtedness, and the terms "incurred," incurrence" and "incurring" shall have meanings correlative to the foregoing.

    "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property); (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii)any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) all Capitalized Lease Obligations; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) and (iv).

    "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

    "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company as evidenced by a Board Resolution, qualified to perform the task for which such firm has been engaged and is disinterested and independent with respect to the Company and its Affiliates.

    "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a) (vi) and (vii) or which would have accrued but for any such event.

    "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

    "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

    "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "Investment" has the meaning provided in Section 4.14.

    "Issue Date" means the date on which the Securities are first issued by the Company.

    "legal defeasance" has the meaning ascribed to such term in Section 8.2(b).

    "Legal Holiday" means any day other than a Business Day.

    "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, lease, encumbrance, charge - or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind (including, without limitation, any conditional sale - or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to such Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

    "Material Subsidiary" means a Subsidiary of the Company which would constitute a "significant subsidiary" of the Company within the meaning of Regulation S-x of the Commission.

    "Maturity Date" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

    "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) incurred in connection with such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock (other than Disqualified Stock) of the Company, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, - on account of fractional shares and less all expenses incurred by the Company in connection therewith).

    "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person.

    "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person complying with the requirements of this Indenture.

    "Opinion of Counsel" means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

    "Paying Agent" has the meaning provided in Section 2.3.

    "Parent" means AAF-McQuay Group, Inc.

    "Permitted Holder" means the Parent and O.Y.L. Industries Berhad and its Affiliates.

    "Person" means any individual, corporation, partnership, Joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

    "Promissory Note" means the $11,500,000 Promissory Note due May 2, 1999 issued by the Company.

    "Registrar" has the meaning provided in Section 2.3.

    "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness existing on the Issue Date which is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (iv) the making of any Investment other than an Investment permitted under clauses (i) through (vi) of Section 4.14.

    "Securities" means the 8 7/8% Senior Notes Due 2003 of the Company issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

    "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

    "surviving entity" has the meaning ascribed to such term in Section 5.1(a).

    "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as required by Section 9.3 hereof.

    "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the (provisions of this Indenture and thereafter means such successor.

    "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trust Department performing corporate trust work or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

    "U.S. Government Obligations" has the meaning provided in Section 8.1(a).

    "Wholly-Owned Subsidiary" means any Subsidiary of the Company, 100% of the Capital Stock of which (other than shares of Capital Stock representing any directors' qualifying shares or investments by foreign nationals mandated by applicable law) is owned by the Company, by a Wholly-Owned Subsidiary of the Company or by the Company and a Wholly-Owned Subsidiary of the Company.

    "Working Capital Indebtedness" means Indebtedness of the Company and Indebtedness of its Subsidiaries under any agreement, instrument, facility or arrangement (including the revolving credit portion of the Credit Agreement) that is intended to provide working capital financing (including any asset securitization facility involving the sale of accounts receivable) in the ordinary course of business, including any refinancing, refunding or replacement thereof.

    SECTION 1.2  Incorporation by Reference of Trust Indenture Act.

    Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      (a) "Commission" means the SEC;

      (b) "indenture securities" means the Securities;

      (c) "indenture security holder" means a Securityholder;

      (d) "indenture to be qualified" means this Indenture;

      (e) "indenture trustee" or "institutional trustee" means the Trustee; and

      (f)  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

    SECTION 1.3  Rules of Construction.

    Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) "or" is exclusive;

      (c) words in the singular include the plural, and words in the plural include the singular;

      (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

      (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date.

ARTICLE II
THE SECURITIES

    SECTION 2.1  Designation; Form and Dating.

    The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

    SECTION 2.2  Execution and Authentication.

    Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

    If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

    A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

    The Trustee shall authenticate Securities for original issue in an aggregate principal amount at maturity not to exceed $125,000,000, upon receipt of an Officers' Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.7.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

    The Securities shall be issuable only in registered form without coupons. Securities shall be issued in denominations of $1,000 and integral multiples thereof.

    SECTION 2.3  Registrar and Paying Agent.

    The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York), which may be an office or agency of the Trustee, the Registrar or co-Registrar, where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture maybe served. The Registrar shall. keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes-any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

    The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

    The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities. The Registrar or Paying Agent may resign upon 30 days' written notice to the Company.

    SECTION 2.4  Paying Agent To Hold Money in Trust.

    Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall promptly notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.l(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

    SECTION 2.5  Securityholder Lists.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

    SECTION 2.6  Transfer and Exchange.

    When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any transfer or exchange pursuant to Section 2.10, 3.6, 4.12, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes).

    SECTION 2.7  Replacement Securities.

    If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

    SECTION 2.8  Outstanding Securities.

    The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding during any period that the Company or one of its Affiliates holds the Security.

    If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

    If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

    SECTION 2.9  Treasury Securities.

    In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

    SECTION 2.10  Temporary Securities.

    Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

    SECTION 2.11  Cancellation.

    The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities in accordance with its normal procedures unless the Company directs the Trustee in writing to return such Securities to the Company, and, if so disposed, and upon the written request of the Company, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

    SECTION 2.12  Defaulted Interest.

    If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall not be less than 10 days prior to the payment date for such defaulted interest. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of such series, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

    SECTION 2.13  CUSIP Number.

    The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities; and provided, further, that failure to use CUSIP numbers in any notice of exchange shall not affect the validity or sufficiency of such notice. The Company will promptly notify the Trustee of any change in the CUSIP number.

    SECTION 2.14  Deposit of Moneys.

    By 11:00 a.m., New York City time, on each Interest Payment Date, Maturity Date and each other date on which payment is due pursuant to this Indenture, the Company shall have deposited with the Paying Agent in immediately available funds legal currency of the United States sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date or other payment date, as the case may be, in order to permit the Paying Agent to remit payment to the Holders on such date.

ARTICLE III
REDEMPTION

    SECTION 3.1  No Redemption.

    The Company may not redeem the Securities, in whole or in part, at any time.

ARTICLE IV
COVENANTS

    SECTION 4.1  Payment of Securities.

    The Company shall pay, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

    An installment of principal or -interest shall be considered paid on the date due if the Trustee-or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

    The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to 8 7/8% per annum.

    SECTION 4.2  Maintenance of Office or Agency.

    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where' Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

    The Company may also from time-to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 10.2 as an agency of the Company in accordance with Section 2.3.

    SECTION 4.3  Corporate Existence.

    Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

    SECTION 4.4  Payment of Taxes and Other Claims.

    The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; ~ vided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

    SECTION 4.5  Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

    (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business taken as a whole to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

    (b) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each-of its Subsidiaries, in accordance with GAAP consistently applied to the Company and each of its Subsidiaries, taken as a whole.

    (c) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

    SECTION 4.6  Compliance Certificates.

    (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year, an Officers' Certificate of the Company stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what act-ion the Company is taking or proposes to take with respect thereto).

    (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in connection with their audit of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture which relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

    (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking-or -proposes to take with respect thereto.

    SECTION 4.7  Reports.

    Whether or not required by the rules and regulations of the Commission, so long as any of the Securities are outstanding, the Company shall file with the Commission and with the Trustee and mail or cause to be mailed to the Holders, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the fore-going as the Commission may by rules and regulations prescribe)which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company was subject to such Sections. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm and managements discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements and managements discussion and analysis of financial condition and results of operations for each of the first three quarters of each fiscal year. In addition, all such -information shall be made available to- securities analysts and prospective investors upon request. The Company also shall comply with the other provisions of TIA § 314(a).

    SECTION 4.8  Further Assurance to the Trustee.

    The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

    SECTION 4.9  Limitation on Additional Indebtedness.

    The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or issue, directly or indirectly, or guarantee or in any other manner become, directly or indirectly, liable for, or with respect to, the payment of any Indebtedness (including Acquired Indebtedness), except for the following (each of which shall be given independent effect):

      (a) Indebtedness under the Securities and this Indenture;

      (b) Indebtedness of the Company outstanding under the term loan portion of the Credit Agreement in a principal amount not to exceed at any one time outstanding $75,000,000, less any amount mandatorily repaid under such term loan portion (other than by virtue of the excess cash flow sweep provisions of Section 3.1.1(g) thereof as in effect on the Issue Date);

      (c) Indebtedness of the Company and its Subsidiaries existing on the Issue Date and not repaid out of the proceeds of the issuance and sale of the Securities;

      (d) Indebtedness of the Company or any of its Subsidiaries if, at the time of incurrence and after giving effect thereto, the Company's EBITDA Coverage Ratio on a pro forma basis for its last four completed fiscal quarters, taken as a whole, and assuming such Indebtedness had been incurred on the first day of such four quarter period, would have been at least 2.20 to 1;

      (e) Indebtedness of the Company or any of its Subsidiaries, not to exceed $10,000,000 in aggregate principal amount at any one time outstanding, incurred to finance the acquisition of Capital Stock, properties or assets, including Capitalized Lease Obligations and purchase money Indebtedness, including any refinancing, refunding or replacement thereof;

      (f)  Working Capital Indebtedness of the Company and its Subsidiaries in a principal amount not to exceed the sum of (x) 85% of the net book value of accounts receivable and (y) 65% of the net book value of inventories, in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP;

      (g) Indebtedness of the Company and its Subsidiaries in respect of Interest Rate Protection Obligations or Foreign Exchange Agreements incurred in the ordinary course of business; provided that with respect to Interest Rate Protection Obligations, the notional principal amount of such Indebtedness does not exceed, at the time of the incurrence of such Indebtedness,the principal amount of Indebtedness to which such Interest Rate Protection Obligations relate; and

      (h) any replacements, renewals, refinancings and extensions of Indebtedness incurred under clauses (a), (c) and (d) above; provided that any such replacement, renewal, refinancing and extension (x) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended; and (y) shall not exceed the principal amount (plus accrued interest and prepayment premiums, if any) of the Indebtedness being replaced, renewed, refinanced or extended.

    Indebtedness shall be deemed to have been incurred by the survivor of a merger, at the time of such merger, and with respect to an acquired Subsidiary, at the time of such acquisition.

    SECTION 4.10  Limitation on Liens.

    The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired, unless the Securities also are equally and ratably secured by such Lien, except for the following:

      (a) Liens existing on the Issue Date;

      (b) Liens securing Indebtedness under the Credit Agreement;

      (c) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under the Indenture and is permitted to be refinanced or replaced under the Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or replaced;

      (d) Liens arising by reason of (i) any attachment, judgment, decree or order of any court, so long as such lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or -the period within which such proceedings may be initiated shall not have expired; (ii) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money); (v) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (vii) security for surety or appeal bonds; and (viii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

      e)  Liens to secure Indebtedness incurred to finance the acquisition of assets or property acquired in the ordinary course of business after the Issue Date; provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or property so acquired (measured on the date of acquisition of the assets or property), (ii) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under the Indenture, and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries other than the property or assets so acquired and shall attach to such assets or property within 30 days of the acquisition of such assets or property;

      f)  Liens on the Capital Stock, assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company (and not incurred as a result of or in anticipation of such Subsidiary becoming a Subsidiary of the Company); provided that such Liens do not extend -to or cover any Capital Stock, property or assets of the Company or any of its other Subsidiaries (other than the Capital Stock, property or assets so acquired);

      g)  Liens securing Capitalized Lease Obligations upon any property acquired by the Company or any of its Subsidiaries after the Issue Date which is acquired by such entity in the ordinary course of business and which Liens secure solely the lease rental of such property or Indebtedness incurred solely for the purpose of financing the lease of such property (but only to the extent that the Indebtedness secured by such Liens shall otherwise be permitted under the covenants set forth in the Indenture);

      (h) any interest or title of a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of its Subsidiaries is a lessee, sublessee or subtenant (other than any interest or title or any Lien securing any Capitalized Lease Obligation) which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties;

      (i)  Liens securing Indebtedness of the Company and its Subsidiaries pursuant to Interest Rate Protection Obligations or Foreign Exchange Agreements;

      (j)  Liens on the accounts receivable (or interests therein) and inventories of the Company and its Subsidiaries securing or otherwise supporting Working Capital Indebtedness;

      (k) Liens on assets of J&E Hall, a Subsidiary of the Company, securing Indebtedness of such Subsidiary; and

      (l)  other Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company not in excess of 5% of the Consolidated Total Assets of the Company.

    SECTION 4.11  Limitation on Restricted Payments.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

      (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

      (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the Company's cumulative Consolidated Net Income (or in the-event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from the Issue Date and (2) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities and property received by the Company (other than from a Subsidiary of the Company) from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised or exchanged, as the case may be; and

      (c) at the time of and after giving effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (d) of Section 4.9.

    For purposes of determining under clause (b) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property, other than cash shall be valued at its Fair Market Value.

    The provisions of this covenant shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness of the Company existing on the Issue Date that is subordinated in right of payment to the Securities by conversion into, or by an exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company and (iii) the redemption or retirement of Indebtedness of the Company existing on the Issue Date that is subordinated in right of payment to the Securities in exchange for, or out of the Net Proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company), of Indebtedness of the Company that is contractually subordinated in right of payment to the Securities and that is permitted to be incurred in accordance with Section 4.9.

    In determining the amount of Restricted Payments permissible under clause (b) above, amounts expended pursuant to clauses (i) and (ii) above shall be included as Restricted Payments.

    SECTION 4.12  Disposition of Proceeds of Asset Sales.

    The Company shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any Asset Sale unless:

      (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of (which shall be as determined in good faith by the Company's or such Subsidiary's Board of Directors); and

      (b) either (i) the net proceeds therefrom consist of at least 85% cash or Cash Equivalents (with Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are released from any and all liability therefor) or ii) after giving effect to such Asset Sale, the Company and its Subsidiaries hold in the aggregate no more than $5,000,000 of net proceeds (other than cash and Cash Equivalents) received from Asset Sales.

      If the Company or any Subsidiary of the Company engages in any Asset Sales, the Company shall either:

         (i) within 180 days of such Asset Sale, use the Net Asset Sale Proceeds to (A) permanently repay Indebtedness under the term loan portion of the Credit Agreement, (B) repay Indebtedness under the revolving loan portion of the Credit Agreement and effect a permanent reduction in the availability thereunder and/or (C) commit to invest or invest the Net Asset. Sale Proceeds and, within 270 days of such Asset Sale, apply the Net Asset Sale Proceeds to acquire, construct or reinvest in properties and assets to be used in the business of the Company and its Subsidiaries; or

        (ii) use the remaining Net Asset Sale Proceeds to make an offer to purchase (the "Asset Sale Offer"), ratably, from all holders of Securities up to a maximum principal amount of the Securities that may be purchased out of such proceeds at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the payment date relating to such Asset Sale (the "Asset Sale Payment Date");

    provided that the Company may defer the Asset Sale Offer until there is an aggregate unitized amount of Net Asset Sale Proceeds equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unitized Net Asset Sale Proceeds amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph to make an Asset Sale Offer).

      In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1 below, the surviving entity shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.12, and shall comply with the Asset Sale provisions of this Indenture with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of the Company and its Subsidiaries deemed to be sold shall be deemed to be Net Asset Sale Proceeds for purposes of the Asset Sale provisions of this Indenture.

      (c) The Company shall provide the Trustee with notice of any Asset Sale Offer at least 30 days before any notice of any Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Such notice shall be accompanied by an Officers' Certificate of the Company setting forth (i) a statement to the effect that the Company or a Subsidiary of the Company has made an Asset Sale and (ii) the aggregate principal amount of Securities offered to be purchased and the basis of calculation in determining such aggregate principal amount. Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

         (i) that the Asset Sale Offer is being made pursuant to this Section 4.12;

        (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

        (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

        (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Payment Date;

        (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

        (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

       (vii) that if Securities in a principal amount in excess of the aggregate principal amount which the Company has offered to purchase are tendered pursuant to the Asset Sale Offer,

    the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

       (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

        (ix) the instructions that Holders must follow in order to tender their Securities.

      On the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among-the Securities (subject to adjustment as contemplated by clause (vii) above), or portions thereof tendered pursuant to the Asset Sale Offer and (ii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security, surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders, the Company may retain any unitized portion of the Net Asset Sale Proceeds.

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.

      (d) No transaction or action otherwise permitted under this Section 4.12 shall occur until the Trustee shall have received an Officers'. Certificate and an Opinion of Counsel as to (i) the Company's compliance with this Section 4.12 and (ii) the fulfillment of all conditions precedent to such transaction or action.

    SECTION 4.13  Limitation on Transactions with Affiliates.

    The Company shall not, and shall not permit any of its Subsidiaries to, conduct any business or enter into any transactions or series of transactions with or for the benefit of any of its Affiliates (each, an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms-length basis from a Person who is not such an Affiliate. All Affiliate Transactions (and each series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other market value in excess of $3,000,000, shall be approved unanimously by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such directors have, in good faith, determined that such transaction or related transactions comply with the foregoing provision; and if the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other market value in excess of $5,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or related transactions from an Independent Financial Advisor and file the same with the Trustee; provided that this sentence shall not be applicable with respect to sales or purchases of products or services by the Company to or from its Affiliates in the ordinary course of business on terms similar to those that could have been obtained in a comparable transaction on an arms-length basis from a Person who is not such an Affiliate. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) customary directors' fees and (ii) consulting fees or transactions by and among the Company and its Wholly-Owned Subsidiaries.

    SECTION 4.14  Limitation on Investments, Loans and Advances.

    The Company shall not, and shall not permit any of its Subsidiaries to, make any capital contributions, advances or loans to, or investments in (including by way of guarantee) or purchases of Capital Stock or other securities of any other Person (collectively, "Investments"), except: (i) Investments by the Company in or to any Wholly-Owned Subsidiary of the Company and Investments in or to the Company or a Wholly—Owned Subsidiary of the Company by any Subsidiary of the Company; provided that such Investments made after the Issue Date (net of any return or repayment of such Investments) by the Company in or to any Wholly-Owned Subsidiary do not exceed, individually or in the aggregate, 5% of the Consolidated Total Assets of the Company at the time such Investment is made; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances or loans to employees in the ordinary course of business; (iv) Investments in joint ventures, partnerships or Persons that are not Wholly-Owned Subsidiaries of the Company; provided that such Investments made after the Issue Date (net of any return or repayment of such Investments) do not exceed, individually or in the aggregate, 5% of the Consolidated Total Assets of the Company at the time such Investment is made; (v) Investments in Cash Equivalents; (vi) Investments by the Company in any Person which is merged or consolidated with or into the Company immediately following such Investment; and (vii) Investments permitted to be made pursuant to Section 4.11.

    SECTION 4.15  Change of Control.

    In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a-Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the Change of Control Payment Date.

    Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall -state:

      (a) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities will be accepted for payment;

      (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

      (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

      (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

      (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

      (f)  that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

      (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

      (h) the instructions that Holders must follow in order to tender their Securities; and

      (i)  the circumstances and relevant facts regarding such Change of Control (including, but not limited to, to the extent available to the Company, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

    On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

    The Company shall comply, to the. extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

    SECTION 4.16  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or any Subsidiary of the Company, (b) make any loans or advances, or pay any Indebtedness owed, to the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Securities and this Indenture, (ii) any restrictions existing under or contemplated by agreements in effect-on -the Issue Date (including the Credit Agreement) and restrictions created in the future with respect to Indebtedness of Foreign Subsidiaries of the Company so long as such restrictions are not materially less favorable to the holders of the Securities than those in effect on the Issue Date, (iii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created as a result of or in anticipation of such Person becoming a Subsidiary of the Company), (iv) in the case of clause (c) above, restrictions on the transfer of assets subject to any Lien permitted by this Indenture imposed by the holder of such Lien, and (v) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii), (iii) or (iv) above; provided that the terms and conditions of any such restrictions referred to in this clause (v) are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced.

    SECTION 4.17  Conflicting Agreements.

    The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on or in respect of the Securities in accordance with the terms thereof and of this Indenture, as in effect from time to time, except as expressly permitted by this Indenture.

    SECTION 4.18  Waiver of Stay, Extension or Usury Laws.

    The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of -every such, power as though no such law had been en-acted.

    SECTION 4.19  Limitation on Amendments to Certain Agreements.

    The Company shall not, and shall not permit any of its Subsidiaries to, permit or consent to, any amendment, supplement, modification, alteration or waiver of any of the terms and provisions of the charter of the Company or any of its Subsidiaries in any manner or to any extent that would be adverse in any material respect to the interests of the Holders of the Securities or of the Trustee or which would constitute a default under this Indenture.

    SECTION 4.20  Insurance.

    The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

ARTICLE V
SUCCESSOR CORPORATION

    SECTION 5.1  When Company May Merge, Etc.

    The Company shall not consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person or group or affiliated Persons in a single transaction or through a series of transactions, unless at the time and after giving effect thereto:

      (a) the Company shall be the continuing Person or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia;

      (b) the surviving entity shall expressly assume, by a supplemental indenture executed and -delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the-obligations of the Company under the -Securities and this Indenture;

      (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

      (d) the Company or the surviving entity, as the case may be, shall immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately before giving effect to such transaction or series of transactions;

      (e) immediately before and immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity, as the case may be, could incur $1.00 of additional-Indebtedness - pursuant to clause (d) of Section 4.19; and

      (f)  the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such -consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

    SECTION 5.2  Successor Entity Substituted.

    Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

ARTICLE VI
DEFAULT AND REMEDIES

    SECTION 6.1  Events of Default.

      (a) An "Event of Default" occurs if:

         (i) the Company defaults in the payment of any interest on the Securities when it becomes due and continuance of such default for a period of 30 days; or

        (ii) the Company defaults in the payment of the principal of, or premium, if any, on the Securities when due; or

        (iii) the Company defaults in the performance of, or breaches, any covenant in the Indenture (other than with respect to defaults specified in clause (i) or (ii) above), and continuance of such default or breach (other than with respect to any default or breach under Sections 4.15 or 5.1) for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

        (iv) other than with respect to the Promissory Note, failure by the Company, or any of its Subsidiaries (a) to make any principal payment when due with respect to any other

    Indebtedness under one or more classes or issues of indebtedness in an aggregate principal amount of $5,000,000 or more; or (b) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $5,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof; or

        (v) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an-aggregate- amount, shall be entered against the Company -or any of its Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

        (vi) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case or proceeding,

          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) makes a general assignment for the benefit of its creditors or

          (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

       (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding,

          (B) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of its properties, or

          (C) orders the liquidation of the Company or any of its Material Subsidiaries,

    and in each case the-order-or decree-remains unstayed and in effect for- 60 days; -p~-~, however, that if the entry of -such order or- decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

      (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

      (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

    SECTION 6.2  Acceleration.

    If an Event of Default (other than an Event of Default specified in Section 6.1(a) (vi) or (vii) above with respect to the Company) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the written request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such amounts shall -become due and payable immediately. If an Event of Default specified in Section 6.1(a) (vi) or (vii) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may, by written notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of, premium, if any, and accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such. rescission shall affect any subsequent default or impair any -right consequent thereto.

    SECTION 6.3  Other Remedies.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

    All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

    SECTION 6.4  Waiver of Past Default.

    Subject to Sections 6.7 and 9.2, the Holders of at least a majority in principal amount of-the outstanding Securities, by written notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.l(a)(i) or (ii) or in respect of any provision hereof which cannot be modified or amended-without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and to cease to exist.

    SECTION 6.5  Control by Majority.

    The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification reasonably satisfactory to it against any loss or expense caused by-its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

    SECTION 6.6  Limitation on Suits.

    A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

      (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, provision of indemnity; and

      (e) during such 15-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

    The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on such Security on or after the respective due dates set forth in such Security.

    A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

    SECTION.6.7  Rights of Holders To Receive Payment.

    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after -such -respective dates, is absolute and unconditional and-shall not be impaired or affected without the consent of such -Holder.

    SECTION 6.8  Collection Suit by Trustee.

    If an Event of Default specified in Section 6.l(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    SECTION 6.9  Trustee May File Proofs of Claim.

    The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable-compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

    SECTION 6.10  Priorities.

    If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

  First: to the Trustee for-amounts due under Section 7.7 or elsewhere in this Indenture;

  Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

  Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

  Fourth: to the Company.

    The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

    SECTION 6.11  Undertaking for Costs.

    In any suit for the enforcement of any right or remedy under -this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable -costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VII
TRUSTEE

    SECTION 7.1  Duties of Trustee.

    (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, other than with respect to any action taken by the Trustee as directed by a majority in aggregate principal amount of the outstanding Securities in accordance with Section 6.5 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

    (b) Except during the continuance of an Event of Default actually known to the Trustee:

       (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others.

      (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

       (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

      (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

      (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

      (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

    (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Except as otherwise provided for in Section 7.1(f) below, money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

    (f)  The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity reasonably satisfactory to it against any loss, liability, fee or expense.

    SECTION 7.2  Rights of Trustee.

    (a) The Trustee may conclusively rely and shall be protected in acting or refraining -from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, -notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney upon reasonable request during normal business hours.

    (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture or the Securities, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Sections 10.4 and 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct -of an agent who is an employee of the Trustee) appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

    (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

    SECTION 7.3  Individual Rights of Trustee.

    The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its -Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

    SECTION 7.4  Trustee's Disclaimer.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company' s use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

    SECTION 7.5  Notice of Defaults.

    If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

    SECTION 7.6  Reports by Trustee to Holders.

    To the extent required by TIA S 313(a), within 60 days after May 15 of each year commencing with 1996 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA S 313(b) and TIA § 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

    The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA § 313(d).

    SECTION 7.7  Compensation and Indemnity.

    The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket-disbursements, expenses and advances incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

    The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

    To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities.

    When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.l(a)(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

    SECTION 7.8  Replacement of Trustee.

    The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment-of a successor Trustee. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10;

      (b) the Trustee is adjudged a bankrupt or an insolvent;

      (c) a receiver or other public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any -court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

    SECTION 7.9  Successor Trustee by Merger, Etc.

    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business -to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

    SECTION 7.10  Eligibility; Disgualification.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(l) and (2). The Trustee shall have a combined capital and surplus of at least —$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(l) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(l) are met. The provisions of TIA § 310 shall apply to the Company, as obligor of the Securities.

    SECTION 7.11  Preferential Collection of—Claims Against Company.

    The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Company, as obligor on the Securities.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE

    SECTION 8.1  Termination of Company's Obligations.

    The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

      (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or -obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to maturity; provided that the Trustee shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

      (b) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

    Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and 8.5 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

    After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

    SECTION 8.2  Legal Defeasance and Covenant Defeasance.

    (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

    (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness; represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) and (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the-following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Section 7.7, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

    (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.4 through 4.8 and Sections 49 through 4.16 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

    (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

       (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding-Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

      (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.l(a)(vi) and (vii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until -the expiration -of such period);

      (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

      (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

      (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (vi) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination., (B) the Holders of Securities' will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B);

     (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

     (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating its intention to effect a defeasance pursuant to the provisions of this Article VII at least three Business Days' prior to such defeasance; and

      (ix) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.7.

    (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

    Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

    SECTION 8.3  Application of Trust Money.

    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

    SECTION 8.4  Repayment to Company.

    Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company upon receipt -by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

    SECTION 8.5  Reinstatement.

    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of interest on or. principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.1  Without Consent of Holders.

    The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to -or consent of any Securityholder:

      (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not materially adversely affect the rights of any Holder;

      (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

      (c) to comply with any requirements of the Commission under the TIA;

      (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

      (e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities; or

      (f)  to make any change that does not adversely affect the rights of any Holder.

    SECTION 9.2  With Consent of Holders.

    Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of at least a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

      (a) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver or consent to take any action under any provision of this Indenture or the Securities;

      (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest on any Security;

      (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

      (d) waive a default in the payment, of the principal of, interest on, or an offer to purchase required hereunder with respect to, any Security, including pursuant to a Change of Control Offer or an Asset Sale Offer;

      (e) change the currency in which any Security or any premium or the accrued interest thereon is payable;

      (f)  adversely affect the ranking of the Securities;

      (g) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

      (h) modify this Section 9.2 or Section 6.4.

    It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or. waiver, but it shall be sufficient if such consent - approves the substance thereof.

    After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a. notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

    SECTION 9.3  Compliance with Trust Indenture Act.

    Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

    SECTION 9.4  Revocation and Effect of Consents.

    Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and -every subsequent Holder of that Security or portion of that Security that -evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under § 316(b) of the TIA.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

    After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

    SECTION 9.5  Notation on or Exchange of Securities.

    If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific written direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

    SECTION 9.6  Trustee To Sign Amendments, Etc.

    The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Officers' Certificate and/or an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

ARTICLE X
MISCELLANEOUS

    SECTION 10.1  Trust Indenture Act Controls.

    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

    SECTION 10.2  Notices.

    Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first—class mail addressed as follows:

(a)	if to the Company:
AAF-McQuay Inc. Legg Mason Tower, Suite 2800 111 South Calvert Street Baltimore, Maryland 21202 Attention: Chief Financial Officer
(b)	if to the Trustee:
IBJ Schroder Bank & Trust Company One State Street New York, New York 10004 Attention: Corporate Trust Department

    The Company or-the Trustee by-notice to the other may designate in writing additional or different addresses for subsequent notices or communications.

    Any notice or communication mailed to a Security-holder, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to such Securityholder, first-class postage prepaid, at its address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    SECTION 10.3  Communications by Holders with Other Holders.

    Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

    SECTION 10.4  Certificate and Opinion of Counsel as to Conditions Precedent.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture or the Securities, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or the Securities, as the case may be, relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA § 314(c).

    SECTION 10.5  Statements Required in Certificate and Opinion of Counsel.

    Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (a) a statement that the Person making such certificate has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

      (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

    SECTION 10.6  Rules by Trustee, Paying Agent, Registrar.

    The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

    SECTION 10.7  Legal Holidays.

    If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    SECTION 10.8  GOVERNING LAW.

    THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVER]~I THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

    SECTION 10.9  No Recourse Against Others.

    A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

    SECTION 10.10  Successors.

    All agreements of the Company in this Indenture and the Securities shall bind its respective successor. All agreements of the Trustee in this Indenture shall bind its successor.

    SECTION 10.11  Duplicate Originals.

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    SECTION 10.12  Separability.

    In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the -remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

    SECTION 10.13  Table of Contents, Headings, Etc.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AAF-McQUAY INC.
By:	/s/ Michael J. Christopher
	Name:	Michael J. Christopher
	Title:	Chief Financial Officer
IBJ SCHRODER BANK & TRUST COMPANY, as Trustee
By:	/s/ Nancy R. Besse'
	Name:	Nancy R. Besse'
	Title:	Vice President

Exhibit A

    AAF-McQUAY INC.

No. [ ]	CUSIP No. [ ]

8 7/8% SENIOR NOTE DUE 2003

    AAF-McQUAY INC. promises to pay to                    or registered assigns the principal sum of                    Dollars on February 15, 2003.

Interest Payment Date: February 15 and August 15

Record Dates: February 1 and August 1

AAF-McQUAY INC.
By:
Chief Executive Officer
By:
Chief Financial Officer

Dated:

Certificate of Authentication

  This is one of the 8 7/8% Senior Notes Due 2003 referred to in within-mentioned Indenture.

IBJ SCHRODER BANK & TRUST COMPANY, As Trustee
By:
Authorized Signatory

(REVERSE OF SECURITY)
AAF-McQUAY INC.
8 7/8% SENIOR NOTE DUE 2003

    1.  Interest.  AAF-McQUAY INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for-payment, interest on the principal amount set forth on the front of this Senior Note at a rate of 8 7/8% per annum. Interest on -the Senior Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 14, 1996 to but excluding the date on which interest is paid. Interest shall be payable in arrears on February 15 and August 15, commencing August 15, 1996. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 8 7/8% per annum.

    2.  Method of Payment.  The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are the registered Holders of Senior Notes at the close of business on the February 1 or August 1 next preceding the interest payment -date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the Registrar for the Senior Notes.

    3.  Paying Agent and Registrar.  Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to Securityholders. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-1~egistrar.

    4.  Indenture.  The Company issued the Senior Notes under an Indenture, dated as of February 14, 1996 (the "Indenture") between the Company and the Trustee. This Senior Note is one of an issue of Senior Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Notes include those stated in this Note, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Senior Notes are subject to all such-terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Senior Notes are unsecured obligations of the Company limited in aggregate principal amount to $100,000,000.

    The Indenture limits, among other things, the incurrence of Indebtedness by the Company-and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital: Stock of the Company and its Subsidiaries; transactions by the Company>and its Subsidiaries with their respective Affiliates; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The limitations are -subject to a. number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

    5.  Offers To Purchase.  Sections 4.12 and 4.15 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase Senior Notes in accordance with the -procedures set forth in the Indenture.

    6.  Denominations, Transfer, Exchange.  The Senior Notes are issued in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

    7.  Persons Deemed Owners.  The registered Holder of a Senior Note may be treated as the owner of it for all purposes.

    8.  Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

    9.  Amendment, Supplement, Waiver.  The Company and the Trustee may, without the consent of the Holders of any outstanding Senior-Notes, amend, waive or supplement the Indenture or the Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Senior Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the-outstanding Senior Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Notes to be affected.

    10.  Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

    11.  Defaults and Remedies.  Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a) (vi) or (vii) of the Indenture) occurs with respect to. the Company and is continuing, then the Holders of not less than 25% in aggregate principal :amount of the outstanding Senior Notes may, and the Trustee upon the written request of the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes shall, declare the principal of and interest on all of the Senior Notes to be due and payable immediately. If an Event of Default specified in Section 6.l(a)(vi) or (vii) of the Indenture occurs with respect to the Company and is continuing, the principal of and interest on all of the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

    12.  Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

    13.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or-their creation. Each Holder by accepting a Senior Note waives- and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

    14.  Discharge.  The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of and interest on the Senior Notes to maturity.

    15.  Authentication.  This Senior Note shall not be valid until the Trustee signs the certificate of authentication on the front of this Senior Note.

    16.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors Act).

    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

  AAF-McQuay Inc.
  Legg Mason Tower, Suite 2800
  111 South Calvert Street
  Baltimore, MD 21202
  Attention:Chief Financial Officer

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  Exhibit 4.1